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                                Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1994 included in Halliburton Company's form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen & Co.

                                   ARTHUR ANDERSEN & CO.


Dallas, Texas

August 2, 1994